UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2023

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 2, 2023, the Board of Directors (the “Board”) of Huntington Ingalls Industries, Inc. (the “Company”) elected Admiral Craig S. Faller (RET) as a member of the Board, effective October 3, 2023, with a term expiring at the 2024 annual meeting of stockholders. The Board has also appointed Admiral Faller to serve on its Audit Committee and Finance Committee.

Since his retirement from the Navy in October 2021, Admiral Faller has served as a corporate director, advisor and consultant. From November 2018 until his retirement in October 2021, Admiral Faller commanded the United States Southern Command in Miami, Florida. From January 2017 until October 2018, he was the Senior Military Assistant to the Secretary of Defense. From June 2014 until January 2017, Admiral Faller served as Chief of Legislative Affairs, United States Navy. His prior experience includes command of two warships and an aircraft carrier strike group, command of the Navy’s 5,000 person recruiting organization and Director of Operations for the United States Central Command.

Admiral Faller currently serves on the board of directors of Viken Detection; on the advisory boards of Sigma Defense Systems, PayCargo and Excelerate Energy; as a trustee of the Center for Naval Analysis; on the advisory board of the Penn State Applied Research Laboratory; as a Distinguished Fellow at the Atlantic Council; as a Senior Fellow at the National Defense University; and as a Senior Fellow at Florida International University.

Admiral Faller received a B.S. from the U.S. Naval Academy and a Masters in National Security Affairs from the Naval Postgraduate School. He is a nuclear trained surface warfare officer.

Admiral Faller will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 20, 2023. In addition, the Company and Admiral Faller will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Admiral Faller against liability, subject to certain limitations, arising out of his performance of his duties as a director. In addition, the Company will agree, subject to certain limitations, to advance expenses Admiral Faller may incur as a result of any proceeding against him for which he would be entitled to indemnity.

A copy of the Company’s press release announcing Admiral Faller’s election is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated October 5, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: October 5, 2023	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President,
Associate General Counsel and Secretary